UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2012

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices) (Zip Code)

(860) 728-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 26, 2012, United Technologies Corporation (“UTC”) terminated the Bridge Credit Agreement, dated as of November 8, 2011 (the “Bridge Credit Agreement”), among UTC, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, pursuant to the terms thereof, and paid the accrued fees thereunder. No borrowings were ever made under the Bridge Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 26, 2012, pursuant to the Agreement and Plan of Merger, dated as of September 21, 2011 (the “Merger Agreement”), by and among UTC, Charlotte Lucas Corporation, a wholly owned subsidiary of UTC (“Merger Sub”), and Goodrich Corporation (“Goodrich”), Merger Sub merged with and into Goodrich (the “Merger”), with Goodrich continuing as the surviving corporation of the Merger. As a result of the Merger, Goodrich has become a wholly owned subsidiary of UTC and each share of Goodrich’s common stock, par value $5.00 per share, issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Goodrich, UTC, Merger Sub or any of their respective wholly owned subsidiaries) was converted into the right to receive $127.50 in cash, without interest (the “Merger Consideration”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1. A copy of UTC’s press release announcing completion of the Merger is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Substantially contemporaneously with its termination of the Bridge Credit Agreement, on July 26, 2012, UTC borrowed $2.0 billion to partially fund the Merger Consideration under the Term Loan Credit Agreement, dated as of April 24, 2012, (the “Term Credit Agreement”) among UTC, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners. Borrowings under the Term Credit Agreement will mature and become due and payable on December 31, 2012, unless repaid earlier by UTC or accelerated and declared due and payable earlier by the Administrative Agent upon certain events of default. The $2.0 billion in borrowings by UTC under the Term Loan Credit Agreement represent the maximum amount available thereunder.

Borrowings under the Term Credit Agreement will bear interest at a rate equal to, at UTC’s option, either an adjusted base rate or the London interbank offered rate (LIBOR), in each case plus an applicable rate, which depends on UTC’s senior, unsecured, non-credit-enhanced, long-term debt ratings. The applicable rate can range from 75 basis points to 150 basis points on LIBOR borrowings and from 0 basis points to 150 basis points on base rate borrowings.

The Term Credit Agreement includes specified events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of material representations and warranties, violation of covenants, cross payment defaults, cross acceleration, bankruptcy and insolvency events and a change of control. Subject to the terms and conditions of the Term Credit Agreement, if an event of default under the Term Credit Agreement occurs and is continuing, the principal amount outstanding, and all accrued unpaid interest and other amounts owed, may be declared immediately due and payable.

The foregoing description of the Term Credit Agreement is qualified in its entirety by reference to the full text of the Term Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and among United Technologies Corporation, Charlotte Lucas Corporation and Goodrich Corporation, dated September 21, 2011 (attached as Exhibit 2.1 to UTC’s Current Report on Form 8-K filed on September 23, 2011 and incorporated herein by reference).

Exhibit 10.1	Term Loan Credit Agreement, dated as of April 24, 2012, among United Technologies Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (attached as Exhibit 10.34 to UTC’s Quarterly Report on Form 10-Q filed on April 30, 2012 and incorporated herein by reference).

Exhibit 99.1	Press Release issued by United Technologies Corporation on July 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2012

UNITED TECHNOLOGIES CORPORATION

By:	/s/ An-Ping Hsieh
Name:	An-Ping Hsieh
Title:	Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger by and among United Technologies Corporation, Charlotte Lucas Corporation and Goodrich Corporation, dated September 21, 2011 (attached as Exhibit 2.1 to UTC’s Current Report on Form 8-K filed on September 23, 2011 and incorporated herein by reference).

Exhibit 10.1	Term Loan Credit Agreement, dated as of April 24, 2012, among United Technologies Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (attached as Exhibit 10.34 to UTC’s Quarterly Report on Form 10-Q filed on April 30, 2012 and incorporated herein by reference).

Exhibit 99.1	Press Release issued by United Technologies Corporation on July 26, 2012.